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                                            Exhibit (j-1)


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Highlights" in the prospectus and under the captions "Independent Auditors and Counsel" and "Financial Information" in the Statement of Additional Information, both included in Post-Effective Amendment No. 15 to the Registration Statement (Form N-1A No. 811-7454) of Pacific Capital Funds and to the use of our report dated September 10, 1999, incorporated therein by reference.


                                ERNST & YOUNG LLP


Columbus, Ohio
November 30, 1999